Exhibits 5.2 and 23.2

July 18, 2022

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

We have acted as special North Carolina counsel to PepsiCo, Inc., a North Carolina corporation (the “Company”) in connection with the Registration Statement on Form S-3 (File No. 333-234767) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), for the registration by the Company of $1,250,000,000 aggregate principal amount of its 3.900% Senior Notes due 2032 (the “Notes”). The Notes are to be issued pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between the Company and The Bank of New York Mellon, as trustee, and to be sold pursuant to a Terms Agreement dated as of July 14, 2022 (incorporating the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019, the “Terms Agreement”) among the Company and the several underwriters named therein. This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Notes.

As the Company’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and by-laws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Notes, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinion hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, we advise you that, in our opinion, the Indenture and the Notes have been duly authorized by all necessary corporate action of the Company, and have been duly executed and delivered by the Company.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and to its incorporation by reference into the Registration Statement. In addition, we consent to any reference to the name of our firm under the caption “Legal Opinions” in the preliminary prospectus supplement dated July 14, 2022 and the prospectus supplement dated July 14, 2022, and under the caption “Validity of Securities” in the prospectus dated November 18, 2019, each of which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP

WOMBLE BOND DICKINSON (US) LLP